UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Towers Crescent Drive Suite 1100 Vienna, Virginia	22182
(Address of principal executive offices)	(Zip code)

(202) 301-5127

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SPIR	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SPIR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On September 13, 2021, Spire Global, Inc., a Delaware corporation (the “Company” or “Spire”), exactEarth Ltd., a Canadian corporation (the “Target” or “exactEarth”), and Spire Global Canada Acquisition Corp., an indirect wholly owned subsidiary of Spire in the province of British Columbia, Canada (“Canadian Sub”), entered into an Arrangement Agreement (the “Arrangement Agreement”) and Plan of Arrangement under the Canada Business Corporations Act (the “Plan of Arrangement”), which was amended on October 15, 2021.

The Company previously reported the entry into the Arrangement Agreement in the Current Report on the Form 8-K (File No. 001-39493) filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2021 and the amendment of the Plan of Arrangement in the Quarterly Report on the Form 10-Q (File No. 001-39493) filed with the SEC on November 10, 2021. The Company is hereby reporting the closing of the transaction contemplated by the Arrangement Agreement. The Company will amend this Current Report on Form 8-K within 71 days after December 6, 2021, the date by which this Form 8-K was required to be filed, to file with the SEC the financial statements of the Target and related pro forma financial information as required by parts (a) and (b) of Item 9.01 of Form 8-K within the time period specified in Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2021, the Company completed its previously announced acquisition of exactEarth pursuant to the Arrangement Agreement. Pursuant to the terms of the Arrangement Agreement, on November 30, 2021, the Company acquired exactEarth for the purchase price of $127.0 million, consisting of (i) $102.5 million in cash on hand, and (ii) $24.5 million of shares of our Class A common stock (or 5,230,167 shares), in each case upon the terms and subject to the conditions of the Arrangement Agreement.

The issuance of the Class A common stock did not involve any underwriters, any underwriting discounts or commissions, or any public offering. The Company believes the offer, sale, and issuance of the Class A common stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 3(a)(10) of the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On November 30, 2021 the Company issued a press release announcing the completion of the acquisition of exactEarth. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	News release of Spire Global, Inc. dated November 30, 2021, announcing the Closing of the Acquisition of exactEarth Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 30, 2021

SPIRE GLOBAL, INC.

By:	/s/ Peter Platzer
Name:	Peter Platzer
Title:	Chief Executive Officer